Exhibit 10.2

EXECUTION COPY

SUBSIDIARY GUARANTEE AGREEMENT

This SUBSIDIARY GUARANTEE AGREEMENT (this “Agreement”), dated as of July 31, 2008, is among ANSYS, INC., a Delaware corporation (the “Borrower”), each of the Subsidiary Guarantors party hereto, any other Person (as defined in the Credit Agreement referred to below) which may become a Subsidiary Guarantor hereunder pursuant to a duly executed joinder agreement in the form attached as Exhibit A hereto (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

Reference is made to that certain Credit Agreement, dated as of July 31, 2008 (as in effect from time to time, the “Credit Agreement”), among the Borrower, each Lender from time to time party thereto and Bank of America, N.A., as Administrative Agent. Capitalized terms used and not defined herein (including, without limitation, the term “Obligations”) are used with the meanings assigned to such terms in the Credit Agreement.

The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each Subsidiary Guarantor is a Subsidiary of the Borrower and acknowledges that it has derived and will derive substantial benefit from the making of the Loans by the Lenders to the Borrower. As consideration therefor, and in order to induce the Lenders to make Loans, each Subsidiary Guarantor is willing to execute this Agreement.

Accordingly, the parties hereto agree as follows:

Section 1. Guarantee. Each Subsidiary Guarantor unconditionally guarantees, jointly with the other Loan Parties and any other guarantors of the Obligations under the Credit Agreement and other Loan Documents, and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. To the fullest extent permitted by applicable Law, each Subsidiary Guarantor waives notice of, or any requirement for further assent to, any agreements or arrangements whatsoever by the Administrative Agent, the Lenders, and each other Indemnitee or other Persons to whom any part of the Obligations may be owed (collectively, the “Guaranteed Parties”), with any other Person pertaining to the Obligations, including agreements and arrangements for payment, extension, renewal, subordination, composition, arrangement, discharge or release of the whole or any part of the Obligations, or for the discharge or surrender of any or all security, or for the compromise, whether by way of acceptance of part payment or otherwise, and, to the fullest extent permitted by applicable law, the same shall in no way impair each Subsidiary Guarantor’s liability hereunder.

Section 2. Obligations Not Waived. To the fullest extent permitted by applicable Law, each Subsidiary Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Person of any of the Obligations, and also waives notice of acceptance of its guarantee, notice of protest for nonpayment and all other formalities. To the fullest extent permitted by applicable law, the guarantee of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Person to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower, any Subsidiary Guarantor or any other Person under the provisions of the Credit Agreement, any other Loan Document or otherwise in connection therewith; (b) any extension, renewal or increase of or in any of the Obligations; (c) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Agreement, the Credit Agreement, any other Loan Document, any guarantee or any other agreement or instrument, including with respect to any guarantor under the Loan Documents; (d) the failure or delay of any Guaranteed Party to assert any claim or demand, or exercise any right or remedy against any Loan Party, any other guarantor of the Obligations or any other Person; or (e) any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act, omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any guarantor or that would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations (other than contingent indemnification obligations for which no claim has been asserted) and the termination of all Commitments) or which would impair or eliminate any right of any Subsidiary Guarantor to subrogation.

Section 3. Guarantee of Payment. Each Subsidiary Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and, to the fullest extent permitted by applicable Law, waives any right to require that any resort be had by the Administrative Agent or any other Guaranteed Party to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Guaranteed Party in favor of the Borrower, any Subsidiary Guarantor or any other Person.

Section 4. No Discharge or Diminishment of Guarantee; Payments. (a) To the fullest extent permitted by applicable law and except as otherwise expressly provided in this Agreement, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations (other than contingent indemnification obligations for which no claim has been asserted) and the termination of all Commitments), and shall not be subject to any defense (other than a defense of payment or performance) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.

(b) All payments hereunder shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein, except to the extent expressly provided otherwise in Article III of the Credit Agreement. If any Subsidiary Guarantor is compelled by law to make any such deduction or withholding, it will make such deduction or withholding and comply with Article III of the Credit Agreement as if the provisions of such article applicable to the Borrower applied to such Subsidiary Guarantor. The obligations of the Subsidiary Guarantor under this Section 4(b) shall survive the payment in full of the Obligations and termination hereof.

Section 5. Defenses Waived. To the fullest extent permitted by applicable Law, each Subsidiary Guarantor waives any defense based on or arising out of the unenforceability of the Obligations or any part thereof from any cause or the cessation from any cause of the liability (other than the final and indefeasible payment in full in cash of the Obligations (other than contingent indemnification obligations for which no claim has been asserted) and the termination of all Commitments) of the Borrower or any other Person. Subject to the terms of the other Loan Documents, the Administrative Agent and the other Indemnified Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party or any other guarantor or exercise any other right or remedy available to them against any other Loan Party or any other guarantor, without affecting or impairing in any way the liability of each Subsidiary Guarantor hereunder except to the extent the Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been fully, finally and indefeasibly paid in cash. Pursuant to and to the fullest extent permitted by applicable Law, each Subsidiary Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of each Subsidiary Guarantor against any other Loan Party, any other guarantor or any security.

Section 6. Agreement to Pay; Subordination; Waiver of Subrogation; Stay of Acceleration. (a) In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Indemnified Party has at law or in equity against each Subsidiary Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, or otherwise, each Subsidiary Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Indemnified Party as designated thereby in cash an amount equal to the unpaid principal amount of such Obligations then due, together with any accrued and unpaid interest on such Obligations.

(b) Upon payment by each Subsidiary Guarantor of any sums to the Administrative Agent or any Indemnified Party as provided above, all rights of each Subsidiary Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations and no Subsidiary Guarantor shall exercise any such rights with respect to any payments it makes hereunder until all of the Obligations have been paid in full in cash and all Commitments have been terminated. In addition, any indebtedness or other obligations of the Borrower or any Subsidiary now or hereafter held by each Subsidiary Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall be paid to any Subsidiary Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness or other obligations at any time when any Obligation then due and owing has not been paid in full in cash, such amount shall be held in trust for the benefit of the Indemnified Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

(c) In the event that acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Loan Party or any other Person under any Debtor Relief Laws or otherwise, all such amounts shall nonetheless be payable by the Subsidiary Guarantors immediately upon demand.

Section 7. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any Debtor Relief Law, if the obligations of any Subsidiary Guarantor under this Agreement would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Agreement, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by any Loan Party, any creditor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 8. Information. Each Subsidiary Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Subsidiary Guarantor assumes and incurs hereunder and agrees that none of the Administrative Agent or the other Guaranteed Parties will have any duty to advise such Subsidiary Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 9. Covenant; Representations and Warranties. Each Subsidiary Guarantor agrees and covenants to, and to cause each of its Subsidiaries to, take, or refrain from taking, each action that is necessary to be taken or not taken, so that no breach of the agreements and covenants contained in the Credit Agreement pertaining to actions to be taken, or not taken, by such Subsidiary Guarantor or such Subsidiary will result. Each Subsidiary Guarantor represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct in all material respects (except to the extent such representation and warranty is qualified as to materiality, in which case each such representation and warranty is true and correct in all respects, as so qualified).

Section 10. Termination. When all the Obligations (other than contingent indemnity obligations for which no claim has been asserted) have been paid in full and in cash and the Commitments of the Lenders shall have terminated, this Agreement shall terminate with no action required by the parties hereto; provided that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, on any Obligation is rescinded or must otherwise be restored by any Indemnified Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

Section 11. Binding Effect; Several Agreement; Assignments; Releases. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of each Subsidiary Guarantor that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to each Subsidiary Guarantor when a counterpart hereof executed on behalf of each Subsidiary Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon each Subsidiary Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of each Subsidiary Guarantor, the Administrative Agent and the other Guaranteed Parties, and their respective successors and assigns, except that neither the Borrower nor any Subsidiary Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void) without the prior written consent of the Administrative Agent and the Required Lenders. The Administrative Agent is hereby expressly authorized to, and agrees upon request of the Borrower it will, release any Subsidiary Guarantor from its obligations hereunder in the event that all the Equity Interests of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of, whether by merger, consolidation or otherwise, to a person other than the Borrower or any of its Subsidiaries in a transaction permitted by the Credit Agreement. The Administrative Agent will, at such Subsidiary Guarantor’s expense, execute and deliver to such Subsidiary Guarantor such documents as such Subsidiary Guarantor shall reasonably request to evidence the release of such Subsidiary Guarantor pursuant to this Section 11.

Section 12. Waivers; Amendment. (a) No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder, or any abandonment or discontinuance of steps to enforce such a right, remedy, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided hereunder or under any other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law or otherwise. No waiver of any provision of this Agreement or consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in similar or other circumstances.

(b) No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14. Notices. All notices and other communications provided for herein shall be in writing and given as provided in Section 10.02 of the Credit Agreement. All notices and other communications hereunder to each Subsidiary Guarantor shall be given to it at its respective address set forth in Schedule I with a copy delivered to the Borrower.

Section 15. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Borrower and the Subsidiary Guarantors hereunder and in any other Loan Document or other certified or signed document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the making by the Lenders of the Loans. Such covenants, agreements, representations and warranties have been or will be relied upon by the Administrative Agent or any Lender or on their behalf and notwithstanding any investigation made by the Indemnified Parties or on their behalf, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder or under the Credit Agreement shall remain unpaid or unsatisfied.

(b) If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (1) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (2) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 16. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 17. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

Section 18. Jurisdiction; Venue; Consent to Service of Process. (a) Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the state of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or any other Indemnified Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against each Subsidiary Guarantor or its properties in the courts of any jurisdiction.

(b) Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in subsection (a) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 19. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

Section 20. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Guaranteed Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other Indebtedness at any time owing by such Guaranteed Party or any such Affiliate to or for the credit or the account of each Subsidiary Guarantor against any or all of the obligations of such Subsidiary Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Guaranteed Party, irrespective of whether or not such Guaranteed Party shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Subsidiary Guarantor may be contingent or unmatured or are owed to a branch or office of such Guaranteed Party different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Guaranteed Party and its

Affiliates under this Section 20 are in addition to other rights and remedies (including other rights of setoff) that such Guaranteed Party or its Affiliates may have. Each Guaranteed Party agrees to notify such Subsidiary Guarantor and the Administrative Agent promptly after any such setoff and application, provided that failure to give such notice shall not affect the validity of such setoff and application.

Section 21. Currency. Payments under this Subsidiary Guarantee shall be in Dollars. If any claim arising under or related to this Subsidiary Guarantee is reduced to judgment denominated in a currency (the “Judgment Currency”) other than the currencies in which the Obligations are denominated or the currencies payable hereunder (collectively, the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligations Currency with the Judgment Currency quoted by Bank of America in the place of Bank of America’s choice at or about 8:00 a.m. on the date for determination specified above. The Subsidiary Guarantors shall jointly and severally indemnify the Indemnified Parties and hold the Indemnified Parties harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by the Subsidiary Guarantors or any failure of the amount of any such judgment to be calculated as provided in this paragraph.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Guarantee Agreement as of the day and year first above written.

BORROWER:

ANSYS, INC.

By:	/s/ James E. Cashman III
Name:	James E. Cashman III
Title:	President and Chief Executive Officer

SUBSIDIARY GUARANTORS:

ANSOFT LLC

By:	/s/ James E. Cashman III
Name:	James E. Cashman III
Title:	President

SAS IP, INC.

By:	/s/ Maria T. Shields
Name:	Maria T. Shields
Title:	President

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ John B. Desmond
Name:	John B. Desmond
Title:	Managing Director